UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Martin Midstream Partners L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following communication was made by or on behalf of Martin Midstream Partners L.P. on December 16, 2024.

MAXIMIZE THE VALUE OF YOUR MMLP INVESTMENT

MARTIN MIDSTREAM PARTNERS

VOTE TODAY "FOR" THE MRMC TRANSACTION

Use the **WHITE** proxy card or **WHITE** voting instruction form to vote "**FOR**" the transaction

The transaction with Martin Resource Management Corporation ("MRMC") delivers superior and certain cash value, and immediate liquidity:

- ↑ **34.00%** premium to market closing price prior to MRMC's initial proposal on May 24, 2024
- ↑ **11.33%** premium to trailing 30-trading day volume-weighted average price as of October 3, 2024, the date the merger agreement was executed
- ↑ Nearly **$1 more** per unit than MRMC's initial proposal

We believe this is the **highest price** MRMC is willing to pay

The MRMC transaction will deliver far greater value than MMLP could deliver as a standalone public company:

- Expect no appreciable growth for foreseeable future; projecting a ~0% EBITDA CAGR from 2025-2028
- Debt paydown will be primary priority for next several years
- Do not expect any material increase to MMLP distribution over next several years
- The MLP structure is of diminishing appeal to investors

There is no path for MMLP to complete a transaction with another party:

- Given MMLP's operating structure, the purchase of MMLP by another party would likely necessitate the purchase of MMLP's General Partner, which is owned by MRMC
- MRMC has made clear the General Partner is not for sale
- Therefore, if unitholders do not approve the MRMC transaction, MMLP expects to remain a thinly traded MLP with no near-term likelihood of EBITDA growth, materially increased distributions, or unit price appreciation

The MRMC transaction results from an extensive review process led by the Conflicts Committee:

- The Conflicts Committee of the GP Board, which consists of three independent directors, conducted a robust review of the MRMC transaction. With support from independent legal and financial advisors, the Conflicts Committee worked hard to negotiate in the best interests of MMLP and all unitholders, including MMLP's unaffiliated unitholders.
- The thorough review took place over nine months and involved seven rounds of price negotiations with MRMC. During this review, the Conflicts Committee's financial advisor, on behalf of the Conflicts Committee, met and communicated with Nut Tree and Caspian regarding their proposals, and the Conflicts Committee took those proposals into account.
- The Conflicts Committee successfully negotiated a transaction for nearly a dollar more per unit than MRMC's initial proposal.
- The Conflicts Committee and GP Board unanimously and in good faith determined that the MRMC transaction is fair and reasonable to, and in the best interests of, MMLP and unaffiliated holders of MMLP common units.

THE TRANSACTION WITH MRMC IS IN THE BEST INTERESTS OF MMLP & ALL UNITHOLDERS

Vote TODAY "FOR" the transaction.

Visit **MaximizeValueforMMLP.com** for more information.

YOUR VOTE IS VERY IMPORTANT! NOT voting will have the same effect as a vote against the transaction! VOTING IS EASY Please use the WHITE proxy card or WHITE voting instruction form to vote your units FOR the MRMC transaction today. VOTE ONLINE If you are a unitholder of record, you may submit your proxy electronically via the Internet by accessing the Internet address provided on each proxy card and following the instructions provided. If your common units are held by a broker, bank or other nominee, also known as holding units in “street name,” you should receive instructions from the broker, bank or other nominee. Please review such instructions to determine your voting deadline and whether you will be able to vote via the Internet. VOTE BY PHONE If you are a unitholder of record, you may submit your proxy by using the toll-free telephone number listed on the enclosed proxy card and following the instructions provided. If your common units are held by a broker, bank or other nominee, you should receive instructions from the broker, bank or other nominee. Please review such instructions to determine your voting deadline and whether you will be able to vote by telephone. VOTE BY MAIL You may submit your proxy by filling out, signing and dating the enclosed WHITE proxy card (if you are a unitholder of record) or voting instruction form (if your common units are held by a broker, bank or other nominee) and returning it by mail in the prepaid envelope provided. FOR QUESTIONS Unitholders who have questions or would like additional information or assistance voting their units should contact Martin Midstream Partners L.P.’s proxy solicitor: INNISFREE M&A INCORPORATED Toll-free at (877) 750-8334 (from the U.S. and Canada) or at +1 (412) 232-3651 (from other countries) Forward Looking Statements This document includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). Forward-looking statements are identified by words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “should,” “will” or similar expressions. These forward-looking statements and all references to the transaction described herein rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the ability of the parties to consummate the transaction in the anticipated timeframe or at all, including MRMC’s ability to fund the aggregate merger consideration; risks related to the satisfaction or waiver of the conditions to closing the transaction in the anticipated timeframe or at all; risks related to obtaining the requisite regulatory approval and MMLP unitholder approval; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs associated with the transaction; and the risk of litigation and/or regulatory actions related to the transaction, (ii) uncertainties relating to MMLP’s future cash flows and operations, (iii) MMLP’s ability to pay future distributions, (iv) future market conditions, (v) current and future governmental regulation, (vi) future taxation, and (vii) other factors, many of which are outside MMLP’s control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP’s annual and quarterly reports filed from time to time with the SEC as well as MMLP’s definitive proxy statement filed with the SEC on November 27, 2024. Forward-looking statements speak only as of the date they are made, and MMLP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law. Important Information about the Proposed Transaction In connection with the proposed merger, MMLP has filed with the SEC and furnished to MMLP’s unitholders the definitive proxy statement on Schedule 14A and a proxy card. MMLP, MRMC and certain of their affiliates have jointly filed a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. This material is not a substitute for the Merger Agreement, the proxy statement or the Schedule 13E-3 or for any other document that MMLP has filed with the SEC in connection with the proposed transaction. The final proxy statement was mailed to MMLP’s unitholders on or about November 27, 2024 to the unitholders of record as of the close of business on November 8, 2024. BEFORE MAKING ANY VOTING DECISION, MMLP’S UNITHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, THE PROXY STATEMENT AND THE SCHEDULE 13E-3 AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT OR SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain free copies of the proxy statement and other relevant documents filed with the SEC by MMLP through the website maintained by the SEC at www.sec.gov. In addition, the proxy statement, the Schedule 13E-3, and other documents filed with the SEC by MMLP are available free of charge through MMLP’s website at www.MMLP.com, in the “Investor Relations” tab, or by contacting MMLP’s Investor Relations Department at (877) 256-6644. Participants in the Solicitation MMLP and the directors and executive officers of MMLP’s general partner, and MRMC and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from MMLP’s unitholders in respect of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of MMLP in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are included in the proxy statement, as filed with the SEC on November 27, 2024, and other relevant materials filed with the SEC. Information about the directors and executive officers of MMLP’s general partner and their ownership of MMLP common units is also set forth in MMLP’s Form 10-K for the year ended December 31, 2023, as previously filed with the SEC on February 21, 2024. To the extent that their holdings of MMLP’s common units have changed since the amounts set forth in MMLP’s Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described in the paragraphs above. Vote TODAY “FOR” the transaction. Visit MaximizeValueforMMLP.com for more information.